Exhibit 99.1

FOR IMMEDIATE RELEASE
August 14, 1995

        HUBCO, INC. AND UNITED NATIONAL BANCORP ANNOUNCE
                 A DATA PROCESSING JOINT VENTURE

     Mahwah, New Jersey, August 14, 1995 -- HUBCO, Inc. (NASDAQ:HUBC) and United National Bancorp (NASDAQ: UNBJ) New Jersey's eight and tenth largest commercial banking companies today announced the signing of an agreement to provide data processing and imaged item processing services.

     The joint venture will provide imaged item processing, imaged lock box processing and statement rendering services, supporting telephone and P.C. bank access and depositor bill paying services. A fully integrated data processing banking package will be provided through this Company subject to requisite regulatory approvals.

     The sharing of technology and operational expenses will provide efficiencies for both organizations which are expected to reduce product development and delivery costs and provide greater
MIS expertise.

     Services offered by this joint venture will be expanded to meet market needs in the rapidly evolving banking industry.